                                                                    EXHIBIT 10.5
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The Securities represented by this Convertible Note have not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state securities laws ("State Acts") and shall not be sold, hypothecated, donated or otherwise transferred unless the Borrower shall have received an opinion of Legal Counsel for the Borrower, or such other evidence as may be satisfactory to Legal Counsel for the Borrower, to the effect that any such transfer shall not require registration under the Act and the State Acts.
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                           STELLAR TECHNOLOGIES, INC.

                         12.00% SECURED CONVERTIBLE NOTE

$1,600,000                                                                 No: 1


                          DATE OF ISSUE: APRIL 1, 2005

          STELLAR TECHNOLOGIES, INC. (a Colorado corporation) (hereinafter referred to as the "BORROWER") is indebted and, for value received, herewith promises to pay to:

                             TRIDENT GROWTH FUND, LP

or to its order, (together with any assignee, jointly or severally, the "HOLDER" or "LENDER") on or before the earlier of: (i) April 30, 2006; (ii) the closing date of Borrower's next public offering of any of its securities for its own account or (iii) the date of any Change of Control of the Borrower (as such term is defined in that certain Loan Agreement between the Borrower and the Holder of even date herewith (the "TERMINATION DATE") (unless this Convertible Note shall have been sooner called for redemption or presented for conversion as herein provided), the sum of One Million Six Hundred Thousand Dollars ($1,600,000) (the "PRINCIPAL AMOUNT") and to pay interest on the Principal Amount at the rate of twelve percent (12.00%) per annum as provided herein. All capitalized terms not defined herein shall have the meaning given them in the Loan Agreement (as defined below). In furtherance thereof, and in consideration of the premises, the Borrower covenants, promises and agrees as follows:

     1. INTEREST: Interest on the Principal Amount outstanding from time to time shall accrue at the rate of 12.00% per annum and be payable in cash via wire transfer in monthly installments commencing April 30, 2005 and subsequent payments shall be made on the last day of each month thereafter until the Principal Amount and all accrued and unpaid interest shall have been paid in full unless the Holder gives the Borrower written notification that it desires for a particular month's interest payment to be paid in fully paid and nonassessable shares of common stock, $.001 par value, of the Borrower (the "COMMON STOCK"), based on a per share stock price equal to Conversion Price (as defined in Section 4(a)) such price per share being subject to adjustment at the times, and in accordance with the provisions as set forth in section 4(a). Overdue principal and interest on the Convertible Note shall, to the extent permitted by applicable law, bear interest at the rate of 21.00% per annum. All payments of both principal and interest shall be made at the address of the Holder hereof as it appears in the books and records of the Borrower or at such other place as may be designated by the Holder hereof in writing to Borrower.

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

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     2. MATURITY: If not sooner redeemed or converted, this Convertible Note shall mature on the earlier of: (i) April 30, 2006; (ii) the closing date of Borrower's next public offering of any of its securities for its own account; or
(iii) the date of any Change of Control of the Borrower (as such term is defined in that certain Loan Agreement between the Borrower and the Holder of even date herewith, at which time all then remaining unpaid principal, interest and any other charges then due under the Loan Agreement shall be due and payable in full via wire transfer.

     3. OPTIONAL REDEMPTION:

          (a) On any interest payment date and after prior irrevocable notice as provided for below, the outstanding principal amount of this Convertible Note is redeemable at the option of the Borrower, in whole or in part, at 100% of par.

          (b) The Borrower may exercise its right to redeem prior to the Termination Date by giving notice (the "REDEMPTION NOTICE") thereof to the Holder as such name appears on the books of the Borrower, which notice shall specify the terms of redemption (including the place at which the Holder may obtain payment), the total principal amount to be redeemed (such principal amount herein called the "REDEMPTION AMOUNT") and the date for redemption (the "REDEMPTION DATE"), which date shall not be less than 90 days nor more than 120 days after the date of the Redemption Notice. On the Redemption Date, the Borrower shall pay all accrued unpaid interest on the Convertible Note up to and including the Redemption Date, and shall pay to the Holder a dollar amount equal to the Redemption Amount. In the event this Convertible Note is called for redemption, the conversion rights granted hereunder will expire at the close of business on the Redemption Date.

     4. CONVERSION RIGHT: The Holder of this Convertible Note shall have the right, at Holder's option, at any time on or after of the Date of Issue of this Convertible Note, to convert all, or, in multiples of $50,000, any part of this Convertible Note into such number of fully paid and nonassessable shares of Common Stock as shall be provided herein. The holder of this Convertible Note may exercise the conversion right by giving written notice (the "CONVERSION NOTICE") to the Borrower of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Convertible Note. The number of shares of Common Stock that shall be issuable upon conversion of the Convertible Note shall equal the then outstanding Principal Amount plus all accrued and unpaid interest due and payable on the Convertible Note on the Conversion Date (defined below) or portion thereof (in the discretion of the Lender) divided by the Conversion Price (as defined below) in effect on the date the Conversion Notice is given; provided, however, that in the event that this Convertible Note shall have been partially redeemed, shares of Common Stock shall be issued pro rata, rounded to the nearest whole share. Conversion shall be deemed to have been effected on the date the Conversion Notice is delivered to Borrower (the "CONVERSION DATE"). Within 10 business days after the Conversion Date, Borrower shall issue and deliver by hand against a signed receipt therefor or by reputable overnight delivery carrier to the address designated in the Conversion Notice, a stock certificate or stock certificates of the Borrower representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Convertible Note being converted up to and including the Conversion Date. The conversion rights will be governed by the following provisions:

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                                     Page 2
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          (a) CONVERSION PRICE: On the issue date hereof and until such time as an adjustment shall occur, the Conversion price shall be $1.00 per share, provided however, that the Conversion Price shall be subject to adjustment at the times, and in accordance with the provisions, as follows:

               (i) Adjustment for Issuance of Shares at less than the Conversion
Price: If and whenever any Additional Common Stock (as herein defined) shares shall be issued by the Borrower (the "STOCK ISSUE DATE") for a consideration per share less than the Conversion Price, then in each such case the initial Conversion Price shall be reduced to a new Conversion Price in an amount equal to the consideration per share received by the Borrower for the additional shares of Common Stock then issued and the number of shares issuable to Holder upon conversion shall be proportionately increased; and, in the case of shares issued without consideration, the initial Conversion Price shall be reduced in amount and the number of shares issued upon conversion shall be increased in an amount so as to maintain for the Holder the right to convert the Convertible
Note into shares equal in amount to the same percentage interest in the Common Stock of the Borrower as existed for the Holder immediately preceding the Stock Issue Date.

               (ii) Consideration for Shares: In case of the issuance of Additional Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of the cash received by Borrower for such shares, after any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case of the issuance of any shares of Additional Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor, other than cash, shall be deemed to be the then fair market value of the property received as determined by an investment banking firm selected by Lender.

               (iii) Reclassification of Shares: In case of the reclassification of securities into shares of Common Stock, the shares of Common Stock issued in such reclassification shall be deemed to have been issued for a consideration other than cash. Shares of Additional Common Stock issued by way of dividend or other distribution on any class of stock of the Borrower shall be deemed to have been issued without consideration.

               (iv) Split up or Combination of Shares: In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, the Conversion Price shall be proportionately decreased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price shall be proportionately increased, such increase or decrease, as the case may be, becoming effective at the time of record of the split-up or combination, as the case may be.

               (v) The term "ADDITIONAL COMMON Stock" herein shall mean in the most broadest sense all shares of Common Stock hereafter issued by the Borrower (including, but not limited to Common Stock held in the treasury of the Borrower and common stock purchasable via derivative security or option on the date of such grant), except Common Stock issued upon the conversion of any of this Convertible Note or Warrant.

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                                     Page 3
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          (b) Adjustment for Mergers, Consolidations, Etc.:

               (i) In the event of distribution to all Common Stock holders of any stock, indebtedness of the Borrower or assets (excluding cash dividends or distributions from retained earnings) or other rights to purchase securities or assets, then, after such event, the Convertible Notes will be convertible into the kind and amount of securities, cash and other property which the holder of the Convertible Notes would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Convertible Notes immediately prior to the occurrence of such event.

               (ii) In case of any capital reorganization, reclassification of the stock of the Borrower (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares), this Convertible Note shall be convertible into the kind and number of shares of stock or other securities or property of the Borrower to which the holder of the Convertible Note would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Convertible Note immediately prior to the occurrence of such event. The provisions of the foregoing sentence shall similarly apply to successive reorganizations, reclassifications, consolidations, exchanges, leases, transfers or other dispositions or other share exchanges.

               (iii) Notice of Adjustment. (A) In the event the Borrower shall propose to take any action which shall result in an adjustment in the Conversion Price, the Borrower shall give notice to the holder of this Convertible Note, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall be given on or before the earlier of 10 days before the record date or the date which such action shall be taken. Such notice shall also set forth all facts (to the extent known) material to the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Convertible Note. (B) Following completion of an event wherein the Conversion Price shall be adjusted, the Borrower shall furnish to the holder of this Convertible Note a statement, signed by an authorized officer of the Borrower of the facts creating such adjustment and specifying the resultant adjusted Conversion Price then in effect.

     5. RESERVATION OF SHARES: The Borrower warrants and agrees that it shall at all times reserve and keep available, free from preemptive rights, sufficient authorized and unissued shares of Common Stock to effect conversion of this Convertible Note.

     6. REGISTRATION RIGHTS: The Holder has certain rights with respect to the registration of shares of Common Stock issued upon the conversion of this Convertible Note pursuant to the terms of the Loan Agreement. Borrower agrees that a copy of the Loan Agreement with all amendments, additions or substitutions therefor shall be available to the Holder at the offices of the Borrower.

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

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     7. TAXES: The Borrower shall pay any documentary or other transactional taxes attributable to the issuance or delivery of this Convertible Note or the shares of Common Stock issued upon conversion by the Holder (excluding any federal, state or local income taxes and any franchise taxes or taxes imposed upon the Holder by the jurisdiction, or any political subdivision thereof, under which such Holder is organized or is qualified to do business).

     8. DEFAULT:

          (a) Event of Default: An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing, other than with respect to a payment default, following a thirty (30) day cure period:

               (i) Borrower shall fail to pay (or shall state in writing an intention not to pay or its inability to pay), on the due date, any installment of interest on or principal of, any Convertible Note or any fee, expense or other payment required hereunder; or

               (ii) Any of events stated in Section 7 of the Loan Agreement.

          (b) Remedies Upon Event of Default: If an Event of Default shall have occurred and be continuing, then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion, may deem necessary or appropriate:

               (i) declare the unpaid Principal Amount (after application of any payments or installments received by Lender) of, and all interest then accrued but unpaid on, the Convertible Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

               (ii) reduce any claim to judgment, and/or

               (iii) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement, all of which rights may be specifically enforced.

          (c) Remedies Nonexclusive: Each right, power or remedy of the holder hereof upon the occurrence of any Event of Default as provided for in this Convertible Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Convertible Note or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the holder of any or all such other rights, powers or remedies.

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          (d) Expenses: Upon the occurrence of an Event of Default, which occurrence is not cured within the notice provisions, if any provided therefore, Borrower agrees to pay and shall pay all costs and expenses (including Lenders attorney's fees and expenses) reasonably incurred by Lender in connection with the preservation and enforcement of Lender's rights under the Loan Agreement, the Convertible Notes, or any other Loan Document (as defined in the Loan Agreement).

          (e) Default Interest: Upon the occurrence of an Event of Default and while such Default is ongoing, this Note shall accrue interest on all outstanding principal and interest at the lesser of (i) 21% or (ii) the Maximum Rate.

     9. FAILURE TO ACT AND WAIVER: No failure or delay by the holder hereof to require the performance of any term or terms of this Convertible Note or not to exercise any right, or any remedy shall constitute a waiver of any such term or of any right or of any default, nor shall such delay or failure preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Convertible Note, the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable, or to later declare a default for failure to effect such payment of any such other amount. The failure of the holder of this Convertible Note to give notice of any failure or breach of the Borrower under this Convertible Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     10. CONSENT TO JURISDICTION: The Borrower hereby agrees and consents that any action, suit or proceeding arising out of this Convertible Note may be brought in any appropriate court in the State of Texas including the United States District Court for the Northern District of Texas, or in any other court having jurisdiction over the subject matter, all at the sole election of the holder hereof, and by the issuance and execution of this Convertible Note the Borrower irrevocably consents to the jurisdiction of each such court.

     11. HOLDERS RIGHT TO REQUEST MULTIPLE CONVERTIBLE NOTES: The Holder shall, upon written request and presentation of the Convertible Note, have the right at any time, to request division of this Convertible Note into two or more units, each of such to be in such amounts as shall be requested; provided however that no Convertible Notes shall be issued in denominations of face amount less than $50,000.00.

     12. TRANSFER: This Convertible Note may be transferred on the books of the Borrower by the registered Holder hereof, or by Holder's attorney duly authorized in writing, only upon (i) delivery to the Borrower of a duly executed assignment of the Convertible Note, or part thereof, to the proposed new Holder, along with a current notation of the amount of payments received and net Principal Amount yet unfunded, and presentment of such Convertible Note to the Borrower for issue of a replacement Convertible Note, or Convertible Notes, in the name of the new Holder, (ii) the designation by the new Holder of such new Holder's agent(s) for notice, such agent(s) to be the sole party(ies) to whom Borrower shall be required to provide notice when notice to Lender is required hereunder and who shall be the sole party(ies) authorized to represent the new Holder(s) in regard to modification or waivers under the Convertible Note, the Loan Agreement, or other Loan Documents; and any action, consent or waiver, (other than a compromise of principal and interest), when given or taken by the new Holder's agent(s) for notice, shall be deemed to be the action of the new Holder, as such holders are recorded on the books of the Borrower, and (iii) compliance with the Securities Act of 1933, as amended, and all other applicable state and federal securities laws.

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     The Borrower shall be entitled to treat any holder of record of the
Convertible Note as the Holder in fact thereof and of the Convertible Note and shall not be bound to recognize any equitable or other claim to or interest in this Convertible Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Texas.

     13. NOTICES: All notices and communications under this Convertible Note shall be in writing and shall be either delivered in person or by overnight delivery and accompanied by a signed receipt therefor; or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: (i) if to the Borrower at its address for notice as stated in the Loan Agreement; and, (ii) if to the holder of this Convertible Note, to the address (a) of such holder as it appears on the books of the Borrower, or
(b) in the case of a partial assignment to one or more holders, to the Lender's agent for notice, as the case may be. Any notice of communication shall be deemed given and received as of the date of such delivery if delivered; or if mailed, then three days after the date of mailing.

     14. MAXIMUM INTEREST RATE: Regardless of any provision contained in this Convertible Note, Lender shall never be entitled to receive, collect or apply as interest on the Convertible Note any amount in excess of interest calculated at the Maximum Rate, and, in the event that Lender ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Convertible Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds interest calculated at the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non principal payment as an expense, fee or premium rather than as interest;
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, pro rate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Convertible Note; provided that, if the Convertible Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds interest calculated at the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Convertible Note and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of interest calculated at the Maximum Rate.

          (b) "MAXIMUM RATE" shall mean, on any day, the lesser of (i) 18% (21% in the event this Note is in Default) or (ii) the highest nonusurious rate of interest permitted by applicable law on such day that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Indebtedness evidenced by the Convertible Note under the laws which are presently in effect of the United States of America and the State of Texas or by the laws of any other jurisdiction which are or may be applicable to the holders of the Convertible Note and such Indebtedness or, to the extent permitted by law, under such applicable laws of the United States of America and the State of Texas or by the laws of any other jurisdiction which are or may be applicable to the holder of the Convertible Note and which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

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     15. RIGHTS UNDER LOAN AGREEMENT: This Convertible Note is issued pursuant to that certain Loan Agreement dated April 1, 2005, by and between the Lender and Borrower (the "LOAN AGREEMENT"), and the holder hereof is entitled to all the rights and benefits, and is subject to all the obligations of Lender under said agreement. Both Borrower and Lender have participated in the negotiation and preparation of the Loan Agreement and of this Convertible Note. Borrower agrees that a copy of the Loan Agreement with all amendments, additions and substitutions therefore shall be available to the Holder at the offices of the Borrower. This Convertible Note is secured pursuant to a security agreement of even date herewith.

     16. SECURITY; GUARANTY. This Convertible Note shall be secured by all of the assets held by Borrower, as evidenced by that certain Security Agreement entered into by and between Borrower and Lender of even date herewith. Additionally this Convertible Note shall be guaranteed by CompuSven, Inc., as evidenced by that certain Guaranty of even dated herewith executed by CompuSven, Inc. in favor of Lender.

     17. GOVERNING LAW: THIS CONVERTIBLE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, OR, WHERE APPLICABLE, THE LAWS OF THE UNITED STATES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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         IN WITNESS WHEREOF, the undersigned Borrower has caused this
Convertible Note to be duly issued and executed on the Date of Issue as stated above.



Address for Notice:
-------------------                            Stellar Technologies, Inc.
Stellar Technologies, Inc.
7935 Airport Pulling Road
Suite 201
Naples, FL 34109                               By:  /s/ Richard A. Schmidt
Attention: Richard A. Schmidt                       --------------------------
                                               Richard A. Schmidt
                                               Title: Chief Executive Officer

                                               Attest
                                               by:   /s/ John E. Baker
                                                    --------------------------
                                               ______________
                                               Title: Secretary















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